   As filed with the Securities and Exchange Commission on March 1, 2000
                                                  Registration No. 333-92271
                                                                   333-92271-01
                                                                   333-92271-02
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ---------------

                             Amendment No. 3
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                               US Unwired Inc.*
            (Exact name of registrant as specified in its charter)
       Louisiana                     4812                   72-1457316
    (State or other      (Primary standard industrial     (IRS employer
     jurisdiction         classification code number) identification number)
  of incorporation or
     organization)

                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                (800) 673-2200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ---------------

                               Thomas G. Henning
                         General Counsel and Secretary
                                US Unwired Inc.
                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                (337) 436-9000
                      (Name, address, including zip code,
       and telephone number, including area code, of agent for service)

                                  Copies to:
                            Anthony J. Correro, III
                               Louis Y. Fishman
                        Correro Fishman Haygood Phelps
                          Walmsley & Casteix, L.L.P.
                      201 St. Charles Avenue, 46th Floor
                       New Orleans, Louisiana 70170-4600
                                (504) 586-5252

                               ---------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ---------------

  The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said
Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

* Some of the subsidiaries of US Unwired Inc. will guarantee the securities being registered hereby and are therefore registrants also. Information about these additional registrants appears on the following page.

                             ADDITIONAL REGISTRANTS

                             Louisiana Unwired, LLC
             (Exact name of registrant as specified in its charter)

        Louisiana                     4812                  72-1407430
     (State or other      (Primary standard industrial     (IRS employer
      jurisdiction        classification code number)  identification number)
   of incorporation or
      organization)

                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                 (800) 673-2200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                               Thomas G. Henning
                         General Counsel and Secretary
                                US Unwired Inc.
                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                 (337) 436-9000
                      (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:
                    Anthony J. Correro, III Louis Y. Fishman
                         Correro Fishman Haygood Phelps
                           Walmsley & Casteix, L.L.P.
                       201 St. Charles Avenue, 46th Floor
                       New Orleans, Louisiana 70170-4600
                                 (504) 586-5252
                               ----------------

                             Unwired Telecom Corp.
             (Exact name of registrant as specified in its charter)

        Louisiana                     4812                  72-0647424
     (State or other      (Primary standard industrial     (IRS employer
      jurisdiction        classification code number)  identification number)
   of incorporation or
      organization)

                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                 (800) 673-2200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                               Thomas G. Henning
                         General Counsel and Secretary
                                US Unwired Inc.
                        One Lakeshore Drive, Suite 1900
                         Lake Charles, Louisiana 70629
                                 (337) 436-9000
                      (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:
                    Anthony J. Correro, III Louis Y. Fishman
                         Correro Fishman Haygood Phelps
                           Walmsley & Casteix, L.L.P.
                       201 St. Charles Avenue, 46th Floor
                       New Orleans, Louisiana 70170-4600
                                 (504) 586-5252
                               ----------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

   Section 83A(1) of the Louisiana Business Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 83A(2) provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 83(B) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Any indemnification under Section 83A, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:

    . By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or

    . If such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or

    .  By the shareholders.

   The indemnification provided for by Section 83 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

   Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:

  . For any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

  . For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . Who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the shareholders or stock purchases or redemptions in violation of Louisiana law; or

  . For any transaction from which the director or officer derived an improper personal benefit.

   Article VI of US Unwired's Articles of Incorporation contains the provisions permitted by Section 24 of the Louisiana Business Corporation Law and permits the Board of Directors to take further action to provide indemnification to, and limit the liability of, to the full extent permitted by law, the directors and officers of US Unwired by causing US Unwired to enter into contracts with its directors and officers, adopting by-laws or resolutions, and causing US Unwired to procure and maintain directors' and officers' liability insurance or other similar arrangements, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such by-laws or resolutions or insurance or arrangements.

   Article VI permits the Board of Directors to cause US Unwired to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

   Section 11 of US Unwired's by-laws makes mandatory the indemnification of any of its officers and directors against any expenses, costs, attorneys' fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement actually and reasonably incurred by him (as they are incurred) by reason of his position as director or officer of US Unwired or any subsidiary or other specified positions if he is successful in his defense of the matter on the merits or otherwise or has been found to have met the applicable standard of conduct.

   The standard of conduct is met when the director or officer is found to have acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of US

Unwired, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. No indemnification is permitted in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 11 further provides that indemnification granted pursuant to this section shall not be deemed exclusive of any other rights to which a director or officer is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement or otherwise; and that US Unwired intends by this section to indemnify and hold harmless a director or officer to the fullest extent permitted by law.

   US Unwired has issued $55 million of its convertible preferred stock to The 1818 Fund and affiliates of Trust Company of the West. The holders of this preferred stock have designated two individuals as members of the Board of Directors of US Unwired. These individuals are entitled to the foregoing indemnification. In connection with the issuance of the preferred stock, US Unwired entered into a registration rights agreement with the holders of its preferred stock pursuant to which a seller of registrable securities may be required to indemnify US Unwired and its officers and directors under specified circumstances.

   US Unwired maintains a directors' and officers' liability insurance policy.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.1+   Articles of Incorporation of US Unwired Inc. dated as of September 23,
         1999.
  3.2+   Articles of Amendment to Articles of Incorporation of US Unwired Inc.
         dated as of October 25, 1999.
  3.3+   By-laws of US Unwired Inc. adopted September 30, 1999.
  3.4+   Articles of Organization of Louisiana Unwired, LLC dated as of January
         2, 1998.
  3.5+   Operating Agreement of Louisiana Unwired, LLC dated as of February 23,
         1998.
  3.6+   Articles of Incorporation of Unwired Telecom Corp., as amended.
  3.7+   By-laws of Unwired Telecom Corp. dated as of January 16, 1997.
  3.8+   Articles of Amendment to Articles of Incorporation of US Unwired Inc.
         dated as of February 15, 2000.
  4.1+   Indenture dated as of October 29, 1999 among US Unwired Inc., the
         Guarantors (as defined therein) and State Street Bank and Trust
         Company.
  4.2+   Pledge and Security Agreement dated as of October 29, 1999 by and between Louisiana Unwired, LLC and State Street Bank and Trust
         Company.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  4.3+   Intercreditor Agreement dated as of October 29, 1999 between CoBank,
         ACB and State Street Bank and Trust Company.
  4.4+   A/B Exchange Registration Rights Agreement dated as of October 29,
         1999 by and among US Unwired Inc.; Louisiana Unwired, LLC; Unwired
         Telecom Corp.; Donaldson, Lufkin & Jenrette Securities Corporation;
         First Union Securities, Inc. and BNY Capital Markets, Inc.
  5.1*   Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
 10.1+   Purchase Agreement dated as of October 26, 1999 among US Unwired Inc.;
         Louisiana Unwired, LLC; Unwired Telecom Corp.; Donaldson, Lufkin &
         Jenrette Securities Corporation; First Union Securities, Inc. and BNY
         Capital Markets, Inc.
 10.2+   Shareholders Agreement dated as of September 24, 1999 among US Unwired
         Inc. and the shareholders of US Unwired Inc. who are signatories thereto.
 10.3+   US Unwired Inc. 1999 Equity Incentive Plan.
 10.4    Sprint PCS Management Agreement dated February 8, 1999 among
         Wirelessco, L.P., Sprint Spectrum L.P., SprintCom, Inc. and Louisiana
         Unwired, LLC, including Sprint Trademark and Service Mark License
         Agreement and Sprint Spectrum Trademark and Service Mark License
         Agreement.
 10.5**  Sprint PCS Management Agreement dated June 8, 1998 among Wirelessco,
         L.P., Sprint Spectrum L.P., SprintCom, Inc. and Louisiana Unwired,
         LLC, including Sprint Trademark and Service Mark License Agreement and
         Sprint Spectrum Trademark and Service Mark License Agreement.
 10.6+   Securities Purchase Agreement dated as of October 29, 1999 between US
         Unwired Inc. and The 1818 Fund III, L.P.
 10.7+   Registration Rights Agreement dated as of October 29, 1999 between US
         Unwired Inc. and The 1818 Fund, L.P.
 10.8+   Shareholders Agreement dated as of October 29, 1999 by and among US
         Unwired Inc., The 1818 Fund III, L.P. and the shareholders of US
         Unwired Inc. who are signatories thereto.
 10.9+   Headquarters Building Lease between Calcasieu Marine National Bank of
         Lake Charles and Mercury, Inc., as amended.
 10.10+  Credit Agreement dated as of October 1, 1999 by and among US Unwired
         Inc., as Borrower, and CoBank, ACB, as Administrative Agent and a
         Lender, First Union Capital Markets Corp., as Syndication Agent and a
         Co-Arranger, The Bank of New York, as Documentation Agent and a
         Lender, BNY Capital Markets, Inc., as a Co-Arranger, First Union
         National Bank, as a Lender, and the other Lenders referred to therein.
 10.11+  Management and Construction Agreement dated as of January 1, 1999 by and between US Unwired Inc. and Louisiana Unwired, LLC.
 10.12+  Authorized Dealer Agreement dated as of May 13, 1998 by and between US
         Unwired Inc. and Louisiana Unwired, LLC.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.13+  Agreement dated as of May 13, 1998 by and between US Unwired Inc. and
         Louisiana Unwired, LLC for Louisiana Unwired, LLC to do business as US
         Unwired Inc.
 10.14+  Billing Agreement dated as of May 13, 1998 by and between Unibill,
         Inc. and Louisiana Unwired, LLC.
 10.15+  Long Distance Agreement dated as of June 10, 1998 by and between
         Cameron Communications Corporation and US Unwired Inc.
 10.16+  Omnibus Agreement dated as of September 7, 1999 by and among US
         Unwired Inc., EATELCORP, Inc., Fort Bend Telephone Company, XIT
         Leasing, Inc., Wireless Management Corporation, Meretel Communications
         Limited Partnership and Meretel Wireless, Inc.
 10.17+  Securities Purchase Agreement dated as of February 15, 2000 by and among US Unwired Inc., TCW Leveraged Income Trust, L.P., TCW Leveraged
         Income Trust II, L.P., TCW Shared Opportunity Fund II, L.P., TCW
         Shared Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund III,
         L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine
         Trust II and Brown University Third Century Fund.
 10.18+  First Amendment to Shareholders Agreement dated as of February 15,
         2000 by and among US Unwired Inc., The 1818 Fund III, L.P., TCW
         Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW
         Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB,
         LLC, TCW Shared Opportunity Fund III, L.P., TCW/Crescent Mezzanine
         Trust II, TCW/Crescent Mezzanine Partners II, L.P. and Brown
         University Third Century Fund.
 10.19+  First Amendment to Registration Rights Agreement dated as of February
         15, 2000 by and among US Unwired Inc., The 1818 Fund III, L.P., TCW
         Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW
         Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB,
         LLC, TCW Shared Opportunity Fund III, L.P., TCW/Crescent Mezanine
         Trust II, TCW/Crescent Mezzanine Partners II, L.P. and Brown
         University Third Century Fund.
 10.20** Sprint PCS Management Agreement dated as of January 7, 2000 among
         Wirelessco, L.P. Sprint Spectrum L.P., SprintCom, Inc. and Texas
         Unwired, including Sprint Trademark and Service Mark License Agreement
         and Sprint Spectrum Trademark and Service Mark License Agreement.
 10.21   Consent and Agreement dated as of June 23, 1999 between Sprint
         Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P.,
         Wirelessco, L.P. and CoBank, ACB.
 10.22   Consent and Agreement dated as of October 26, 1999 between Sprint
         Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P.,
         Wirelessco, L.P. and CoBank, ACB.

 10.23 First Amendment to Omnibus Agreement dated as of February 9, 2000 by and among Unwired Telecom Corp., EATELCORP, Inc., Fort Bend Telephone
       Company, XIT Leasing, Inc., Wireless Management Corporation, Meretel
       Communications Limited Partnership and Meretel Wireless, Inc.
 10.24 Telecom Distribution Agreement dated as of January 1, 2000 between
       Unwired Telecom Corp., and US Unwired Inc.
 10.25 Telecom Contribution Agreement dated as of January 1, 2000 between US
       Unwired Inc. and Louisiana Unwired, LLC.
 10.26 Loan Agreement dated as of January 1, 2000 by and between Texas Unwired and Louisiana Unwired, LLC.
 21.1+ Subsidiaries of US Unwired Inc.
 23.1+ Consent of Ernst & Young LLP.
 23.3* Consent of Correro, Fishman, Haygood, Phelps, Walmsley & Casteix, LLP
       (included in Exhibit 5.1).
 99.1+ Form of Letter of Transmittal.
 99.2+ Form of Notice of Guaranteed Delivery.
 99.3+ Form of Letter to Beneficial Owners.
 99.4+ Form of Letter to Registered Holders and Book-Entry Transfer Facility
       Participants.
 99.5+ Form of Instruction to Registered Holder and Book-Entry Transfer
       Facility Participant from Owner.

--------
*  To be filed by amendment.

+  Previously filed.

** Confidential treatment requested pursuant to Rule 406 under the Securities
   Act.

  (b) Financial Statement Schedules

   No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 22. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

   The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Charles, State of Louisiana, on March 1, 2000.


                                          US UNWIRED INC.

                                                 /s/ Robert W. Piper
                                          By:
                                             ----------------------------------
                                                     Robert W. Piper
                                              President and Chief Operating
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 2000.


              Signature                                  Title
              ---------                                  -----

     /s/ William L. Henning, Jr.       Chairman of the Board of Directors,
______________________________________  Chief Executive Officer and Director
       William L. Henning, Jr.          (Principal Executive Officer)

         /s/ Jerry E. Vaughn           Chief Financial Officer (Principal
______________________________________  Financial Officer)
           Jerry E. Vaughn

           /s/ Don Loverich            Controller (Principal Accounting
______________________________________  Officer)
             Don Loverich

         /s/ Robert W. Piper           President, Chief Operating Officer and
______________________________________  Director
           Robert W. Piper

     /s/ William L. Henning, Sr.       Director
______________________________________
       William L. Henning, Sr.

        /s/ Thomas G. Henning          Director
______________________________________
          Thomas G. Henning

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Charles, State of Louisiana, on March 1, 2000.


                                          LOUISIANA UNWIRED, LLC

                                                 /s/ Robert W. Piper
                                          By:
                                             ----------------------------------
                                                     Robert W. Piper
                                                    Manager/President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 2000.


              Signature                                  Title
              ---------                                  -----
         /s/ Robert W. Piper           Manager/President (Principal Executive
______________________________________  Officer, Principal Financial Officer
           Robert W. Piper              and Principal Accounting Officer)

        /s/ Thomas G. Henning          Assistant Manager/Secretary
______________________________________
          Thomas G. Henning

UNWIRED TELECOM CORP.                      Member

    /s/ Robert W. Piper
By:
  -------------------------------
  Robert W. Piper, President

CAMERON COMMUNICATIONS                     Member
CORPORATION

     /s/ Thomas G. Henning
By:
  -------------------------------
    Thomas G. Henning, Vice
           President

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant set forth below duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Charles, State of Louisiana, on March 1, 2000.


                                          UNWIRED TELECOM CORP.

                                                 /s/ Robert W. Piper
                                          By:
                                             ----------------------------------
                                                     Robert W. Piper
                                              President and Chief Operating
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 2000.


              Signature                                  Title
              ---------                                  -----
     /s/ William L. Henning, Jr.       Chairman of the Board of Directors,
______________________________________  Chief Executive Officer and Director
       William L. Henning, Jr.          (Principal Executive Officer)

         /s/ Jerry E. Vaughn           Chief Financial Officer (Principal
______________________________________  Financial Officer)
           Jerry E. Vaughn

           /s/ Don Loverich            Controller (Principal Accounting
______________________________________  Officer)
             Don Loverich

         /s/ Robert W. Piper           President, Chief Operating Officer and
______________________________________  Director
           Robert W. Piper

     /s/ William L. Henning, Sr.       Director
______________________________________
       William L. Henning, Sr.

        /s/ Thomas G. Henning          Director
______________________________________
          Thomas G. Henning

                                  EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                   Description of Exhibit                      Pages
 -------                  ----------------------                   ------------
  3.1+   Articles of Incorporation of US Unwired Inc. dated as
         of September 23, 1999.
  3.2+   Articles of Amendment to Articles of Incorporation of
         US Unwired Inc. dated as of October 25, 1999.
  3.3+   By-laws of US Unwired Inc. adopted September 30, 1999.
  3.4+   Articles of Organization of Louisiana Unwired, LLC
         dated as of January 2, 1998.
  3.5+   Operating Agreement of Louisiana Unwired, LLC dated as
         of February 23, 1998.
  3.6+   Articles of Incorporation of Unwired Telecom Corp., as
         amended.
  3.7+   By-laws of Unwired Telecom Corp. dated as of January
         16, 1997.
  3.8+   Articles of Amendment to Articles of Incorporation of
         US Unwired Inc. dated as of February 15, 2000.
  4.1+   Indenture dated as of October 29, 1999 among US Unwired
         Inc., the Guarantors (as defined therein) and State
         Street Bank and Trust Company.
  4.2+   Pledge and Security Agreement dated as of October 29,
         1999 by and between Louisiana Unwired, LLC and State
         Street Bank and Trust Company.
  4.3+   Intercreditor Agreement dated as of October 29, 1999
         between CoBank, ACB and State Street Bank and Trust
         Company.
  4.4+   A/B Exchange Registration Rights Agreement dated as of
         October 29, 1999 by and among US Unwired Inc.;
         Louisiana Unwired, LLC; Unwired Telecom Corp.;
         Donaldson, Lufkin & Jenrette Securities Corporation;
         First Union Securities, Inc. and BNY Capital Markets,
         Inc.
  5.1*   Opinion of Correro Fishman Haygood Phelps Walmsley &
         Casteix, L.L.P.
 10.1+   Purchase Agreement dated as of October 26, 1999 among
         US Unwired Inc.; Louisiana Unwired, LLC; Unwired
         Telecom Corp.; Donaldson, Lufkin & Jenrette Securities
         Corporation; First Union Securities, Inc. and BNY
         Capital Markets, Inc.
 10.2+   Shareholders Agreement dated as of September 24, 1999
         among US Unwired Inc. and the shareholders of US
         Unwired Inc. who are signatories thereto.
 10.3+   US Unwired Inc. 1999 Equity Incentive Plan.
 10.4    Sprint PCS Management Agreement dated February 8, 1999
         among Wirelessco, L.P., Sprint Spectrum L.P.,
         SprintCom, Inc. and Louisiana Unwired, LLC, including
         Sprint Trademark and Service Mark License Agreement and
         Sprint Spectrum Trademark and Service Mark License
         Agreement.

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 Exhibit                                                             Numbered
 Number                   Description of Exhibit                      Pages
 -------                  ----------------------                   ------------
 10.5**  Sprint PCS Management Agreement dated June 8, 1998
         among Wirelessco, L.P., Sprint Spectrum L.P.,
         SprintCom, Inc. and Louisiana Unwired, LLC, including
         Sprint Trademark and Service Mark License Agreement and
         Sprint Spectrum Trademark and Service Mark License
         Agreement.
 10.6+   Securities Purchase Agreement dated as of October 29,
         1999 between US Unwired Inc. and The 1818 Fund III,
         L.P.
 10.7+   Registration Rights Agreement dated as of October 29,
         1999 between US Unwired Inc. and The 1818 Fund, L.P.
 10.8+   Shareholders Agreement dated as of October 29, 1999 by
         and among US Unwired Inc., The 1818 Fund III, L.P. and
         the shareholders of US Unwired Inc. who are signatories
         thereto.
 10.9+   Headquarters Building Lease between Calcasieu Marine
         National Bank of Lake Charles and Mercury, Inc., as
         amended.
 10.10+  Credit Agreement dated as of October 1, 1999 by and among US Unwired Inc., as Borrower, and CoBank, ACB, as
         Administrative Agent and a Lender, First Union Capital
         Markets Corp., as Syndication Agent and a Co-Arranger,
         The Bank of New York, as Documentation Agent and a
         Lender, BNY Capital Markets, Inc., as a Co-Arranger,
         First Union National Bank, as a Lender, and the other
         Lenders referred to therein.
 10.11+  Management and Construction Agreement dated as of
         January 1, 1999 by and between US Unwired Inc. and
         Louisiana Unwired, LLC.
 10.12+  Authorized Dealer Agreement dated as of May 13, 1998 by and between US Unwired Inc. and Louisiana Unwired, LLC.
 10.13+  Agreement dated as of May 13, 1998 by and between US
         Unwired Inc. and Louisiana Unwired, LLC for Louisiana
         Unwired, LLC to do business as US Unwired Inc.
 10.14+  Billing Agreement dated as of May 13, 1998 by and
         between Unibill, Inc. and Louisiana Unwired, LLC.
 10.15+  Long Distance Agreement dated as of June 10, 1998 by and between Cameron Communications Corporation and US
         Unwired Inc.
 10.16+  Omnibus Agreement dated as of September 7, 1999 by and among US Unwired Inc., EATELCORP, Inc., Fort Bend
         Telephone Company, XIT Leasing, Inc., Wireless
         Management Corporation, Meretel Communications Limited
         Partnership and Meretel Wireless, Inc.

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 Exhibit                                                             Numbered
 Number                   Description of Exhibit                      Pages
 -------                  ----------------------                   ------------
 10.17+  Securities Purchase Agreement dated as of February 15,
         2000 by and among US Unwired Inc., TCW Leveraged Income
         Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW
         Shared Opportunity Fund II, L.P., TCW Shared
         Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund
         III, L.P., TCW/Crescent Mezzanine Partners II, L.P.,
         TCW/Crescent Mezzanine Trust II and Brown University
         Third Century Fund.
 10.18+  First Amendment to Shareholders Agreement dated as of
         February 15, 2000 by and among US Unwired Inc., The
         1818 Fund III, L.P., TCW Leveraged Income Trust, L.P.,
         TCW Leveraged Income Trust II, L.P., TCW Shared
         Opportunity Fund II, L.P., TCW Shared Opportunity Fund
         IIB, LLC, TCW Shared Opportunity Fund III, L.P.,
         TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine
         Partners II, L.P. and Brown University Third Century
         Fund.
 10.19+  First Amendment to Registration Rights Agreement dated as of February 15, 2000 by and among US Unwired Inc.,
         The 1818 Fund III, L.P., TCW Leveraged Income Trust,
         L.P., TCW Leveraged Income Trust II, L.P., TCW Shared
         Opportunity Fund II, L.P., TCW Shared Opportunity Fund
         IIB, LLC, TCW Shared Opportunity Fund III, L.P.,
         TCW/Crescent Mezanine Trust II, TCW/Crescent Mezzanine
         Partners II, L.P. and Brown University Third Century
         Fund.
 10.20** Sprint PCS Management Agreement dated as of January 7,
         2000 among Wirelessco, L.P. Sprint Spectrum L.P.,
         SprintCom, Inc. and Texas Unwired, including Sprint
         Trademark and Service Mark License Agreement and Sprint
         Spectrum Trademark and Service Mark License Agreement.
 10.21   Consent and Agreement dated as of June 23, 1999 between
         Sprint Spectrum L.P., SprintCom, Inc., Sprint
         Communications Company, L.P., Wirelessco, L.P. and
         CoBank, ACB.
 10.22   Consent and Agreement dated as of October 26, 1999
         between Sprint Spectrum L.P., SprintCom, Inc., Sprint
         Communications Company, L.P., Wirelessco, L.P. and
         CoBank, ACB.
 10.23   First Amendment to Omnibus Agreement dated as of
         February 9, 2000 by and among Unwired Telecom Corp.,
         EATELCORP, Inc., Fort Bend Telephone Company, XIT
         Leasing, Inc., Wireless Management Corporation, Meretel
         Communications Limited Partnership and Meretel
         Wireless, Inc.
 10.24   Telecom Distribution Agreement dated as of January 1,
         2000 between Unwired Telecom Corp., and US Unwired Inc.
 10.25   Telecom Contribution Agreement dated as of January 1,
         2000 between US Unwired Inc. and Louisiana Unwired,
         LLC.
 10.26   Loan Agreement dated as of January 1, 2000 by and
         between Texas Unwired and Louisiana Unwired, LLC.

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 Exhibit                                                             Numbered
 Number                   Description of Exhibit                      Pages
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
 21.1+   Subsidiaries of US Unwired Inc.
 23.1+   Consent of Ernst & Young LLP.
 23.3*   Consent of Correro, Fishman, Haygood, Phelps, Walmsley
         & Casteix, LLP (included in Exhibit 5.1).
 99.1+   Form of Letter of Transmittal.
 99.2+   Form of Notice of Guaranteed Delivery.
 99.3+   Form of Letter to Beneficial Owners.
 99.4+   Form of Letter to Registered Holders and Book-Entry
         Transfer Facility Participants.
 99.5+   Form of Instruction to Registered Holder and Book-Entry
         Transfer Facility Participant from Owner.

--------
*To be filed by amendment.

+Previously filed.

**Confidential treatment requested pursuant to Rule 406 under the Securities
 Act.